UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 10, 2006

GEN-ID LAB SERVICES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-23691	41-1853992
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14284 Point Reyes St.
Fontana, CA 92336
(Address of principal executive office)

(909) 574-6470
(Registrant’s telephone number, including area code)

Former name, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2006, Gen-ID Lab Services, Inc. (“Gen-ID”) entered into an agreement with S2 BioSciences, Inc., based in Quebec, Canada. To conduct research and develop a novel single nucleotide polymorphism focusing on the Avian / Human Influenza Viruses (the "Agreement”). Gen-ID’s capital commitment towards the Agreement is $200,000 USD. This commitment will occur between April 10, 2006 and April 30, 2006. The Agreement is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On April 11, 2006, we issued a press release announcing the Agreement, as described in Item 1.01 of this Report. The press release is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 8.01.

The information contained in this Item 8.01 (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Agreement dated April 10, 2005

99.1*	Press Release of Gen-ID Lab Services, Inc. dated April 11, 2006

* Not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-ID LAB SERVICES, INC.

By:	/s/ HECTOR A. VERON
Hector A. Veron
President & Chief Executive Officer, and Director

By:	/s/ FRANK DE SANTIS
Frank De Santis
Vice President and Director

Date: April 17, 2006

3

EXHIBIT INDEX

Exhibit 10.1 -  Agreement dated April 10, 2006

Exhibit 99.1 -  Press Release of Pacific Energy Partners, L.P., dated March 3, 2005.

4